As filed with the Securities and Exchange Commission on February 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Uppsalalaan 17

3584 CT Utrecht

The Netherlands

+ 31 85 016 2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sven (Bill) Ante Lundberg

c/o Merus US, Inc.

139 Main St. Suite 302

Cambridge, MA 02142

+ 1 617 401 4499

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos Jennifer A. Yoon Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 +1 617 948 6000	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands +31 20 717 1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus, which covers the offering, issuance and sale of the registrant’s common shares, debt securities, warrants, and units; and

•

a sales agreement prospectus supplement, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $300,000,000 of the registrant’s common shares that may be issued and sold under the sales agreement, dated February 28, 2024, between the registrant and Jefferies LLC (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the common shares under the sales agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The $300,000,000 of common shares that may be offered, issued and sold under the sales agreement prospectus is included in the securities that may be offered, issued and sold by the registrant under the base prospectus.

PROSPECTUS

Merus N.V.

Common Shares

Debt Securities

Warrants

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common shares are listed on the Nasdaq Global Market under the symbol “MRUS.” On February 23, 2024, the last reported sale price of our common shares on the Nasdaq Global Market was $47.45 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Merus,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Merus N.V. and its consolidated subsidiary, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We use our trademarks, Biclonics®, MeMo®, Spleen to Screen® and Triclonics®, and our logo, in this prospectus and the documents incorporated by reference in this prospectus. This prospectus and the documents incorporated by reference in this prospectus may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus and the documents incorporated by reference in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “forecast,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus include without limitation statements regarding our plans to develop and commercialize our product candidates, the timing of our ongoing or planned clinical trials, the timing of and our ability to obtain and maintain regulatory approvals, our intellectual property rights and the ability to enforce those rights, the clinical utility of our product candidates, our commercialization, marketing and manufacturing capabilities and strategy, our expectations surrounding our collaborations, our expectations about the willingness of healthcare professionals to use our product candidates, the sufficiency of our cash, cash equivalents and investments, and the plans and objectives of management for future operations and capital expenditures.

The forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, as applicable, and are subject to a number of known and unknown risks, uncertainties, assumptions and other important factors, including those described under “Risk Factors” and elsewhere in this prospectus supplement.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. We intend the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.merus.nl. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than any information therein furnished to, rather than filed with, the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023.

•

The description of our common shares contained in our registration statement on Form 8-A, dated May 11, 2016, filed with the SEC on May 11, 2016 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Merus N.V.

Uppsalalaan 17

3584 CT Utrecht

The Netherlands

+31 85 016 2500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a clinical-stage oncology company developing innovative antibody therapeutics. Our pipeline of full-length, human, multispecific antibody candidates is generated from our proprietary technology platforms, which are able to generate a diverse array of antibody binding domains, or Fabs, against virtually any target. Our antibody binding domain generally consists of a target-specific heavy chain paired with a common light chain. Multiple binding domains can be combined to produce novel multispecific antibodies that bind to a wide range of targets and display novel and innovative biology. These platforms, referred to as Biclonics® and Triclonics®, allow us to generate large numbers of diverse panels of bispecific and trispecific antibodies, respectively, which can then be functionally screened in large-scale cell-based assays to identify those unique molecules that possess novel biology, which we believe are best suited for a given therapeutic application. Further, by binding to multiple targets, Biclonics® and Triclonics® may be designed to provide a variety of mechanisms of action, including simultaneously blocking receptors that drive tumor cell growth and survival and mobilizing the patient’s immune response by engaging T cells, and/or activating various killer cells to eradicate tumors.

Our technology platforms employ an assortment of patented technologies and techniques to generate human antibodies. We utilize our patented MeMo® mouse to produce a host of antibodies with diverse heavy chains and a common light chain that are capable of binding to virtually any antigen target. We use our patented heavy chain and CH3 domain dimerization technology to generate substantially pure bispecific and trispecific antibodies. We also employ our patented Spleen to Screen® technology to efficiently screen panels of diverse heavy chains, designed to allow us to more rapidly identify Biclonics® and Triclonics® therapeutic candidates with differentiated modes of action for pre-clinical and clinical testing.

Using our Biclonics® platform we have produced, and are currently developing, the following candidates: MCLA-158 (petosemtamab) for the potential treatment of solid tumors; MCLA-128 (zenocutuzumab or Zeno) for the potential treatment of solid tumors that harbor Neuregulin 1 (NRG1) gene fusions; MCLA-129, for the potential treatment of lung and other solid tumors; and MCLA-145 for the potential treatment of solid tumors. Furthermore, we have a pipeline of proprietary antibody candidates in pre-clinical development and intend to further leverage our Biclonics® and Triclonics® technology platforms to identify multiple additional antibody candidates and advance them to clinical development.

We filed our articles of association with the Dutch Trade Register on June 16, 2003, as amended on May 28, 2021.

Our principal executive offices are located at Uppsalalaan 17 3584 CT Utrecht, the Netherlands, and our telephone number is +31 85 016 2500.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following description of our share capital, certain material provisions of our articles of association and relevant provisions of Dutch law is not complete and may not contain all the information you should consider before investing in our share capital. This description is summarized from, and qualified in its entirety by reference to, our articles of association, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

We were incorporated on June 16, 2003 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. In connection with the initial public offering of our common shares, we converted into a Dutch public company with limited liability (naamloze vennootschap).

We are registered with the Dutch Trade Register (handelsregister) under number 30189136. Our corporate seat is in Utrecht, the Netherlands, and our registered office is Uppsalalaan 17, 3584 CT Utrecht, the Netherlands.

Share Capital

Common Shares

As of December 31, 2023, our authorized share capital is €12,150,000, comprised of 67,500,000 common shares and 67,500,000 preferred shares, nominal value €0.09 per share.

Preferred Shares

On May 24, 2016, we entered into a call option agreement (the “call option agreement”) with an independent foundation (stichting) under Dutch law called Stichting Continuïteit Merus (the “Protective Foundation”) which agreement was most recently amended on August 27, 2018, pursuant to which the Protective Foundation would be allowed to acquire a number of preferred shares, which number is equal to the lesser of the following numbers: (i) the total number of shares (of whichever class) of our issued capital held by third parties immediately prior to the issuance of such preferred shares less the number of preferred shares already held by the Protective Foundation at that time (if any) and less one; or (ii) the maximum number of preferred shares that may be issued under our authorized capital as included in the articles of association, without approval by our general meeting of shareholders or our board of directors. There are no preferred shares outstanding and we have no present plans to issue any preferred shares other than pursuant to an exercise by the Protective Foundation of its rights under the call option agreement.

Articles of Association

Set forth below is a summary of relevant information concerning our share capital and material provisions of our articles of association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Amendment of Articles of Association

The general meeting of shareholders can only resolve to amend the articles of association at the proposal of the board of directors. A resolution by the general meeting of shareholders to amend the articles of association requires a simple majority of the votes cast.

Company’s Shareholders’ Register

We must keep our shareholders’ register accurate and up-to-date. The board of directors keeps our shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which the registered shares were acquired, the date of the acknowledgement of the transfer by or notification of the transfer to us as well as the amount paid on each share. The register also includes the names and addresses of those with a right to use and enjoyment in common shares belonging to another person (vruchtgebruik) or a pledge in respect of registered shares, as well as any other particulars which must be recorded in our shareholders’ register pursuant to Dutch law.

Corporate Objectives

Our corporate objectives are: (1) to develop products and services in the area of biotechnology, (2) to finance group companies or other parties, (3) to borrow, to lend to raise funds, including the issue of bonds, promissory notes or other financial instruments or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned, (4) to supply advice and to render services to group companies and other parties, (5) to render guarantees, to bind us, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties, (6) to incorporate, to participate in any way whatsoever in, to manage, to supervise and to hold any other interest in other entities, companies, partnerships and businesses, (7) to obtain, alienate, encumber, manage and exploit registered property and items of property in general, (8) to trade in currencies, securities and items of property in general, (9) to develop and trade in patent, trademarks, licenses, know-how and other intellectual property rights, and (10) to perform any and all activity of an industrial, financial or commercial nature and to do anything which in the broadest sense is connected with or may be conducive to the above-mentioned objects.

Limitation on Liability and Indemnification Matters

Under Dutch law, directors may be held liable by us or by third parties for damages in the event of improper or negligent performance of their duties, including as a result of infringement of our articles of association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers. We have also entered into agreements with our directors and our senior management to indemnify them against expenses and liabilities to the fullest extent permitted by law. These agreements provide, subject to certain exceptions, for indemnification for related expenses including, among other expenses, attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by any of these individuals in any action or proceeding. In addition, our articles of association provide for indemnification of our current and former directors (and such other of our current or former officer or employee as designated by our board of directors), including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to an indemnified officer (1) if a competent court or arbitral tribunal has established, without possibility for appeal, that the acts or omissions of such indemnified officer that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as an officer of the company or an unlawful or illegal act, (2) to the extent that his or her financial losses, damages and expenses are covered by insurance and the insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so) and (3) in relation to proceedings brought by such indemnified officer against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to our articles of association or an agreement between such indemnified officer and us which has been approved by our board of directors. Furthermore, indemnification under our articles of association will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

Shareholders’ Meetings and Consents

General Meeting

General meetings of shareholders are held in Utrecht, Amsterdam, Rotterdam, The Hague or in the municipality of Haarlemmermeer (Schiphol Airport), all of which are in the Netherlands. The annual general meeting of shareholders must be held within six months of the end of each financial year. Additional extraordinary general meetings of shareholders may also be held, whenever considered appropriate by the board of directors. An additional extraordinary general meeting of shareholders must also be held within three months after our board of directors has considered it to be likely that our shareholders’ equity has decreased to an amount equal to or lower than half of our paid up and called up capital, in order to discuss the measures to be taken if so required. If our board of directors has failed to ensure the annual general meeting of shareholders or the mandatory extraordinary general meeting of shareholders is held, each shareholder or others with meeting rights under Dutch law may be authorized by the competent Dutch court in preliminary relief proceedings to do so.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law, who jointly represent at least one-tenth of the issued capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders.

General meetings of shareholders can be convened by a notice to be published in a Dutch daily newspaper with national circulation, which shall include an agenda stating the items to be voted and/or discussed and any other particulars required under Dutch law. The agenda shall include such items as have been included therein by the board of directors. The agenda shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda, unless by a unanimous vote of all shareholders and others with voting rights.

In accordance with the Dutch Corporate Governance Code (the “DCGC”), shareholders are expected to exercise the right of requesting the convening of a general meeting of shareholders or of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in our strategy (e.g., the removal of directors), the board of directors should be given the opportunity to invoke a reasonable response time of up to 180 days after the board of directors is informed of the intentions of the shareholder(s). The board of directors should use this period for further deliberation, constructive consultation (in any event with the shareholder(s) who have made the request) and the exploration of alternatives. At the end of the response period, the board of directors should report its actions to the general meeting of shareholders. The response time may be invoked only once for any given general meeting of shareholders and may not be invoked for an agenda item in respect of which either the response period or a statutory cooling-off period (as discussed below under “Dutch cooling-off period in face of shareholder activism or hostile take-over”) has been invoked previously or for a general meeting of shareholders if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public offer (irrespective of whether the offer was friendly or hostile).

The general meeting is presided over by the chairman of the board of directors. If no chairman has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the chief executive officer. If no chief executive officer has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another director present at the meeting. If no director is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Directors may always attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at his or her discretion to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote. For this purpose, those who have voting rights and/or meeting rights under Dutch law on the record date for a general meeting of shareholders (i.e., the 28th day prior to the meeting) and are recorded as such in a register designated by the board of directors shall be considered to have those rights, irrespective of whoever is entitled to the shares at the time of the general meeting of shareholders. The board of directors is free to determine, when convening a general meeting of shareholders, whether to apply a record date.

Quorum and Voting Requirements

Each common share and each preferred share carries the right to cast one vote at the general meeting of shareholders. This right can be exercised in person or by proxy. No vote may be cast at a general meeting of shareholders in respect of a share belonging to us or any of our subsidiaries or in respect of a share for which we or any of our subsidiaries holds the depository receipts. Persons with a right to the use and enjoyment of our shares held by another person and pledgees of shares belonging to us or our subsidiaries are not precluded from exercising their voting rights if the right to use and enjoyment or pledge was created before the relevant share belonged to us or one of our subsidiaries. We and our subsidiaries may not vote shares in respect of which we or any of our subsidiaries hold(s) a right of use and enjoyment or a pledge. Shares which cannot be voted pursuant to these rules will not be taken into account for the purpose of determining the number of votes cast, or the amount of the share capital that is represented, at a general meeting of shareholders.

Subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated in our articles of association, if and for as long as the Company is subject to the rules and requirements of a securities exchange and such securities exchange requires the Company to have a quorum for the general meeting of shareholders, then the general meeting of shareholders can only pass resolutions if at least one third of our issued and outstanding shares are present or represented at such general meeting.

Board of Directors

Election of Directors

Under our articles of association, the directors are appointed by the general meeting of shareholders upon nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination. If the nomination comprises one candidate for a vacancy, a resolution concerning the nomination shall result in the appointment of the candidate, unless the nomination is overruled.

At a general meeting of shareholders, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting of shareholders or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting of shareholders shall determine whether that person is appointed as executive director or as non-executive director.

Duties and Liabilities of Directors

Under Dutch law, the board of directors as a collective is responsible for our management, strategy, policy and operations. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change in our identity or character requires approval of the general meeting of shareholders.

Dividends and Other Distributions

Amount Available for Distribution

As a Dutch public company with limited liability (naamloze vennootschap), we may only make distributions to the extent that our shareholders’ equity exceeds the sum of the paid-in and called-up share capital plus the reserves as required to be maintained by Dutch law. Under our articles of association, a dividend is first paid out of the profit, if available for distribution, with respect to any preferred shares. After that, the board of directors shall determine which part of the remaining profit shall be added to our reserves. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders for distribution on our common shares. However, a distribution to the holders of common shares can only be resolved upon by the general meeting upon a proposal of the board of directors.

We may only make a distribution of dividends after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends (or other interim distributions) without the approval of the general meeting of shareholders. The general meeting of shareholders, subject to certain requirements and a proposal to that effect made by the board of directors, may decide to make distributions from our distributable reserves. The board of directors, however, may resolve to charge amounts to be paid up on shares against our reserves, irrespective of whether those shares are issued to existing shareholders.

Dividends and other distributions shall be payable on such date and, if it concerns a distribution in cash, in such currency as determined by the board of directors. If it concerns a distribution in the form of assets, the board of directors shall determine the value attributed to such distribution for purposes of recording the distribution in our accounts with due observance of applicable law (including the applicable accounting principles). Claims to dividends and other distributions not paid within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring). For the purpose of calculating the amount or allocation of any distribution, shares held by us in our own capital shall not be taken into account. No distribution shall be made to us in respect of shares held by us in our own capital.

We do not anticipate paying any cash dividends for the foreseeable future.

Squeeze out Procedures

Under Dutch law, a shareholder who, alone or together with one or more group companies, for his/their own account contribute(s) at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber of the Amsterdam court of Appeal (the “Enterprise Chamber”). The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise

Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the shareholder acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to such shareholder. Unless the addresses of all of them are known to the acquiring shareholder, such shareholder is required to publish the same in a Dutch daily newspaper with a national circulation.

Protective measures

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. Our governance arrangements include several provisions that may have the effect of making a takeover of our company more difficult or less attractive. In this respect, our general meeting of shareholders has granted the right to the Protective Foundation to acquire preferred shares pursuant to the call option agreement. The call option is continuous in nature and can be exercised repeatedly on multiple occasions. If the Protective Foundation exercises the call option pursuant to the call option agreement, a number of preferred shares, which number is equal to the lesser of the following numbers: (i) the total number of shares (of whichever class) of our issued capital held by third parties immediately prior to the issuance of such preferred shares less the number of preferred shares already held by the Protective Foundation at that time (if any) and less one; or (ii) the maximum number of preferred shares that may be issued under our authorized capital as included in the articles of association, will be issued to the Protective Foundation. These preferred shares will be issued to the Protective Foundation under the obligation to pay up to 25% of their nominal value upon issuance. In order for the Protective Foundation to finance the issue price in relation to the preferred shares, the Protective Foundation intends to enter into a finance arrangement with a bank. As an alternative to securing financing with a bank, subject to applicable restrictions under Dutch law, the call option agreement provides that the Protective Foundation may request us (1) to provide, or cause our subsidiaries to provide, sufficient funding to the Protective Foundation to enable it to satisfy the payment obligation (or part thereof) in cash and/or (2) to charge an amount equal to the payment obligation (or part thereof) against our profits and/or reserves in satisfaction of such payment obligation. The Protective Foundation’s articles of association provide that it will promote and protect the best interests of us, our associated business and our stakeholders and opposing influences that conflict with these interests and threaten our strategy, continuity, independence and/or identity. These influences may include a third party acquiring a significant percentage of our common shares, the announcement of an unsolicited public offer for our common shares, other concentration of control over our common shares or any other form of undue pressure on us to alter our strategic policies. The Protective Foundation is structured to operate independently of us.

As indicated above, if the Protective Foundation would exercise its call option, the preferred shares to be issued pursuant thereto shall be issued against the obligation to pay up to 25% of their nominal value. The voting rights of our shares are based on nominal value and, as we expect our common shares to trade substantially in excess of nominal value, preferred shares issued at 25% of their nominal value can carry significant voting power for a substantially reduced price compared to the price of our common shares and thus can be used as a defensive measure. These preferred shares will have both a liquidation and dividend preference over our common shares and will accrue cash dividends at a pre-determined rate.

The Protective Foundation would be expected to require us to cancel its preferred shares once the perceived threat to the company and its stakeholders has been removed or sufficiently mitigated or neutralized. However, subject to the same limitations described above, the Protective Foundation would continue to have the right to exercise the call option in the future in response to a new threat to the interests of us, our business and our stakeholders from time to time.

In addition, our articles of association contain certain provisions which might have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us. These provisions include:

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requirements that certain shareholder matters, including the amendment of our articles of association may only be voted on by the general meeting of shareholders at the proposal of our board of directors;

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a provision that our directors may only be removed by the general meeting of shareholders by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital if such removal is not proposed by our board of directors; and

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our directors being appointed on the basis of a binding nomination by our board of directors, which can only be overruled by the general meeting of shareholders by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital (in which case the board of directors shall make a new nomination).

Also, we have implemented staggered terms of our directors, as a result of which our directors are not all subject to election in any one year.

Dutch cooling-off period in face of shareholder activism or hostile take-over

As of May 1, 2021 a statutory cooling-off period of up to 250 days was introduced in the Netherlands. When such cooling-off period is invoked, our general meeting of shareholders cannot dismiss, suspend or appoint members of the board of directors (or amend the provisions in our articles of association dealing with those matters) unless those matters would be proposed by the board of directors. This cooling-off period could be invoked by the board of directors in case:

a. shareholders, using either their shareholder proposal right or their right to request a general meeting of shareholders, propose an agenda item for the general meeting of shareholders to dismiss, suspend or appoint a member of the board of directors (or to amend any provision in the articles of association dealing with those matters); or

b. a public offer for the Company is made or announced without the Company’s support, provided, in each case, that the board of directors believes that such proposal or offer materially conflicts with the interests of the Company and its business.

The cooling-off period, if invoked, ends at occurrence of the earliest of the following events:

a. the expiration of 250 days from:

i.	in case of shareholders using their shareholder proposal right, the day after the deadline for making such proposal expired;

ii.	in case of Shareholders using their right to request a general meeting of shareholders, the day when they obtain court authorization to do so; or

iii.	in case of a hostile offer being made, the first following day;

b. the day after the hostile offer having been declared unconditional; or

c. the board of directors voluntarily terminating the cooling-off period.

In addition, shareholders representing at least 3% of the Company’s issued share capital may request the Dutch Enterprise Chamber of the Amsterdam Court of Appeals for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

a. the board of directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have come to the conclusion that the relevant shareholder proposal or hostile offer constituted a material conflict with the interests of the Company and its business;

b. the board of directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making;

c. if other defensive measures, having the same purpose, nature and scope of the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended at the relevant shareholders’ request within a reasonable period following the request (i.e., no ‘stacking’ of defensive measures).

During the cooling-off period, if invoked, the board of directors must gather all relevant information necessary for a careful decision-making process. In this context, the board of directors must at least consult with shareholders representing at least 3% of the Company’s issued share capital at the time the cooling-off period was invoked and the Company’s works council. Formal statements expressed by these stakeholders during such consultations must be published on the Company’s website to the extent these stakeholders have approved that publication.

Ultimately one week following the last day of the cooling-off period, the board of directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on the Company’s website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at the Company’s office and must be tabled for discussion at the next general meeting of shareholders.

Listing

Our common shares are listed on The Nasdaq Global Market under the symbol “MRUS.”

Transfer Agent and Registrar

The U.S. transfer agent and registrar for our common shares is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC).

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Merus,” “we,” “our” or “us” refer to Merus N.V. excluding our subsidiary, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the United States federal income tax and, if appropriate, material Dutch income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

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we are the surviving corporation or the successor person (if other than Merus) is a corporation organized and validly existing under the laws of the Netherlands and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Merus and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Merus;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. These global securities, to the extent issued for our common shares, shall be share certificates (aandeelbewijzen) under Dutch law, in accordance with our articles of association. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates (such individual certificates, to the extent issued for our common shares, being share certificates (aandeelbewijzen) under Dutch law, in accordance with our articles of association) evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor any trustee we may engage nor any agent of ours or of such trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

The validity of our common shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. with its address at Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands. Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of certain of the securities offered hereby on behalf of Merus N.V. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Merus N.V. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 28, 2024)

Up to $300,000,000

Common Shares

We have entered into an Open Market Sale AgreementSM, or sales agreement, with Jefferies LLC, or Jefferies, relating to the sale of our common shares, nominal value €0.09 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell our common shares, having an aggregate offering price of up to $300,000,000 from time to time through Jefferies, acting as our agent.

Our common shares are listed on the Nasdaq Global Market under the symbol “MRUS.” On February 23, 2024, the last reported sale price of our common shares on the Nasdaq Global Market was $47.45 per share.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds of shares sold under the sales agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of the common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is February 28, 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, and relates to the offering of our common shares. Before buying any of the common shares that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Jefferies has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

When we refer to “Merus,” “we,” “our,” “us,” the “Company” and “our company” in this prospectus supplement, we mean Merus N.V., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

We use our trademarks, Biclonics®, MeMo®, Spleen to Screen® and Triclonics®, and our logo, in this prospectus and the documents incorporated by reference in this prospectus. This prospectus and the documents incorporated by reference in this prospectus may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus and the documents incorporated by reference in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.merus.nl. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than any information therein furnished to, rather than filed with, the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023.

•

The description of our common shares contained in our registration statement on Form 8-A, dated May 11, 2016, filed with the SEC on May 11, 2016 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Merus N.V.

Uppsalalaan 17

3584 CT Utrecht

The Netherlands

+31 85 016 2500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common shares. Therefore, you should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference into this prospectus supplement, before deciding to invest in our common shares. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement and incorporated by reference to our Annual Report on Form 10-K, our quarterly reports on Form 10-Q and any other documents incorporated by reference into this prospectus supplement.

MERUS N.V.

We are a clinical-stage oncology company developing innovative antibody therapeutics. Our pipeline of full-length, human, multispecific antibody candidates is generated from our proprietary technology platforms, which are able to generate a diverse array of antibody binding domains, or Fabs, against virtually any target. Our antibody binding domain generally consists of a target-specific heavy chain paired with a common light chain. Multiple binding domains can be combined to produce novel multispecific antibodies that bind to a wide range of targets and display novel and innovative biology. These platforms, referred to as Biclonics® and Triclonics®, allow us to generate large numbers of diverse panels of bispecific and trispecific antibodies, respectively, which can then be functionally screened in large-scale cell-based assays to identify those unique molecules that possess novel biology, which we believe are best suited for a given therapeutic application. Further, by binding to multiple targets, Biclonics® and Triclonics® may be designed to provide a variety of mechanisms of action, including simultaneously blocking receptors that drive tumor cell growth and survival and mobilizing the patient’s immune response by engaging T cells, and/or activating various killer cells to eradicate tumors.

Our technology platforms employ an assortment of patented technologies and techniques to generate human antibodies. We utilize our patented MeMo® mouse to produce a host of antibodies with diverse heavy chains and a common light chain that are capable of binding to virtually any antigen target. We use our patented heavy chain and CH3 domain dimerization technology to generate substantially pure bispecific and trispecific antibodies. We also employ our patented Spleen to Screen® technology to efficiently screen panels of diverse heavy chains, designed to allow us to more rapidly identify Biclonics® and Triclonics® therapeutic candidates with differentiated modes of action for pre-clinical and clinical testing.

Using our Biclonics® platform we have produced, and are currently developing, the following candidates: MCLA-158 (petosemtamab) for the potential treatment of solid tumors; MCLA-128 (zenocutuzumab or Zeno) for the potential treatment of solid tumors that harbor Neuregulin 1 (NRG1) gene fusions; MCLA-129, for the potential treatment of lung and other solid tumors; and MCLA-145 for the potential treatment of solid tumors. Furthermore, we have a pipeline of proprietary antibody candidates in pre-clinical development and intend to further leverage our Biclonics® and Triclonics® technology platforms to identify multiple additional antibody candidates and advance them to clinical development.

We filed our articles of association with the Dutch Trade Register on June 16, 2003, as amended on May 28, 2021.

Our principal executive offices are located at Uppsalalaan 17 3584 CT Utrecht, the Netherlands, and our telephone number is +31 85 016 2500.

THE OFFERING

Common shares offered by us	Common shares having an aggregate offering price of up to $300,000,000.

Plan of Distribution	“At the market offering” that may be made from time to time on the Nasdaq Global Market or other existing trading market for our common shares through our agent, Jefferies LLC. See the section entitled “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds of this offering to advance the clinical development of our product candidates, for preclinical research and technology development and for working capital and general corporate purposes. See the section entitled “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our common shares.

Nasdaq Global Market symbol	MRUS

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying base prospectus involves risks. You should carefully consider the risk factors described below and incorporated by reference to our Annual Report on Form 10-K and our quarterly reports on Form 10-Q and all other information contained or incorporated by reference in this prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

If you purchase our common shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The price per share of our common shares being offered may be higher than the net tangible book value per share of our outstanding common shares prior to this offering. Assuming that an aggregate of 6,322,444 common shares are sold at a price of $47.45 per share, the last reported sale price of our common shares on the Nasdaq Global Market on February 23, 2024, for aggregate gross proceeds of approximately $300.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $37.38 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding share options are exercised or restricted share units vest, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional common shares or securities convertible or exchangeable for our common shares, our then existing shareholders may experience dilution and the new securities may have rights senior to those of our common shares offered in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds of this offering to advance the clinical development of our product candidates, for preclinical research and technology development and for working capital and general corporate purposes. See the section entitled “Use of Proceeds” on page S-9 of this prospectus supplement. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.

The common shares offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum (other than as provided in the Sales Agreement and as required by Dutch law) or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver placement notices to Jefferies at any time throughout the term of the sales agreement. The number of shares that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Jefferies. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “forecast,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus include without limitation statements regarding our plans to develop and commercialize our product candidates, the timing of our ongoing or planned clinical trials, the timing of and our ability to obtain and maintain regulatory approvals, our intellectual property rights and the ability to enforce those rights, the clinical utility of our product candidates, our commercialization, marketing and manufacturing capabilities and strategy, our expectations surrounding our collaborations, our expectations about the willingness of healthcare professionals to use our product candidates, the sufficiency of our cash, cash equivalents and investments, and the plans and objectives of management for future operations and capital expenditures.

The forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, as applicable, and are subject to a number of known and unknown risks, uncertainties, assumptions and other important factors, including those described under “Risk Factors” and elsewhere in this prospectus supplement.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. We intend the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

USE OF PROCEEDS

We may issue and sell our common shares having aggregate sales proceeds of up to $300,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing.

We intend to use the net proceeds of this offering to advance the clinical development of our product candidates, for preclinical research and technology development, for commercialization activities, and for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

DILUTION

If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common shares immediately after this offering. The net tangible book value of our common shares as of December 31, 2023 was $354.5 million, or $6.13 per share based upon 57,825,879 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of December 31, 2023.

After giving effect to the sale of our common shares in the aggregate amount of $300.0 million at an assumed offering price of $47.45 per share, the last reported sale price of our common shares on the Nasdaq Global Market on February 23, 2024, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been $646.0 million, or $10.07 per share. This represents an immediate increase in net tangible book value of $3.94 per share to our existing shareholders and an immediate dilution in net tangible book value of $37.38 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time our common shares are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common shares in the aggregate amount of $300.0 million is sold at the assumed offering price of $47.45 per share, the last reported sale price of our common shares on the Nasdaq Global Market on February 23, 2024. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$47.45
Net tangible book value per share as of December 31, 2023	$6.13
Increase in net tangible book value per share attributable to the offering	3.94

As adjusted net tangible book value per share after giving effect to the offering		10.07

Dilution per share to new investors participating in the offering		$37.38

The number of our common shares to be outstanding immediately after this offering is based on 57,825,879 common shares outstanding as of December 31, 2023 and excludes:

•	7,649,008 common shares issuable upon exercise of share options outstanding as of December 31, 2023, at a weighted average exercise price of $19.99 per share;

•	20,000 common shares issuable upon vesting of restricted share units outstanding as of December 31, 2023; and

•

486,014 common shares reserved for future issuance under our 2016 Incentive Award Plan, or the 2016 Plan, as of December 31, 2023, and 1,519,098 additional common shares that were reserved for future issuance under the 2016 Plan on January 1, 2024 pursuant to its terms.

The foregoing table does not give effect to the exercise of any outstanding options or the vesting of any restricted share units. We may raise additional capital in the future through the sale of equity or convertible debt securities. To the extent options are exercised or restricted share units vest, or we issue common shares in connection with raising additional capital, there may be further dilution to new investors.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $300,000,000 of our common shares from time to time through Jefferies acting as agent. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell common shares under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our common shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Pursuant to recent amendments to Rule 15c6-1 of the Exchange Act, settlement for any securities offered under this prospectus supplement on or after May 28, 2024, may occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $250,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on the Nasdaq Global Market on the day following each day on which common shares are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all common shares subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of our common shares offered hereby and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. and certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York, with respect to U.S. federal law, and Van Doorne N.V. with respect to Dutch Law.

EXPERTS

The consolidated financial statements of Merus N.V. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Up to $300,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Jefferies

February 28, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
FINRA filing fee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Warrant agent fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Our current and former directors and such other current or former officer or employee of the registrant or its group companies as designated by the board of directors have the benefit of the following indemnification provisions in our articles of association:

Indemnified officers shall be indemnified and held harmless for (in each case to the extent this relates to his or her position or former position with us, and in each case to the fullest extent permitted by applicable law):

a)	any financial losses or damages incurred by such indemnified officer; and

b)

any expense reasonably paid or incurred by such indemnified officer in connection with any threatened, pending or completed suit, claim, action or legal proceedings, whether civil, criminal, administrative or investigative and whether formal or informal, in which he or she becomes involved.

There shall be no entitlement to indemnification as referred to above:

a)

if a competent court or arbitral tribunal has established, without possibility for appeal, that the acts or omissions of such indemnified officer that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above results from either an improper performance of his or her duties as an officer of the registrant or an unlawful or illegal act;

b)

to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so); or

c)

in relation to proceedings brought by such indemnified officer against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to our articles of association or an agreement between such indemnified officer and us that has been approved by our board of directors

We have entered into indemnification agreements with each of our directors. These indemnification agreements may require us, among other things, to indemnify our directors for judgments, settlements, fines, and some expenses, including attorneys’ fees, incurred by a director in any action or proceeding arising out of his or her service as a director, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

1.2	Open Market Sale AgreementSM, dated as of February 28, 2024, by and between Merus N.V. and Jefferies LLC.

3.1	Articles of Association of Merus N.V. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-37773), filed with the SEC on May 28, 2021).

4.1	Form of Indenture.

4.2*	Form of Note.

4.3*	Form of Warrant.

4.4*	Form of Warrant Agreement.

4.5*	Form of Unit Agreement.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of NautaDutilh N.V., Dutch counsel of the Company.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of NautaDutilh N.V. (included in Exhibit 5.2).

23.3	Consent of KPMG Accountants N.V., independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Debt Trustee (to be filed prior to any issuance of Debt Securities).

107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Massachusetts, on February 28, 2024.

MERUS N.V.

By:	/s/ Sven (Bill) Ante Lundberg
Sven (Bill) Ante Lundberg
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Sven A. Lundberg and Gregory D. Perry, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Sven (Bill) Ante Lundberg Sven (Bill) Ante Lundberg	President, Chief Executive Officer and Director (principal executive officer)	February 28, 2024

/s/ Gregory D. Perry Gregory D. Perry	Chief Financial Officer (principal financial officer)	February 28, 2024

/s/ Harry Shuman Harry Shuman	Chief Accounting Officer (principal accounting officer)	February 28, 2024

/s/ Anand Mehra Anand Mehra	Chairman of the Board of Directors	February 28, 2024

/s/ Maxine Gowen Maxine Gowen	Director	February 28, 2024

/s/ Mark T. Iwicki Mark T. Iwicki	Director	February 28, 2024

/s/ Len Kanavy Len Kanavy	Director	February 28, 2024

/s/ Paolo Pucci Paolo Pucci	Director	February 28, 2024

/s/ Victor Sandor Victor Sandor	Director	February 28, 2024

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MERUS N.V. has signed this registration statement in the City of Newton, Massachusetts, the United States on February 28, 2024.

Authorized U.S. Representative

/s/ Sven (Bill) Ante Lundberg
Sven (Bill) Ante Lundberg

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